EXHIBIT 99.1

MEDIA CONTACT:
Sandy Pfaff
Pfaff PR for Bank of Marin
415.819.7447 | sandy@pfaffpr.com

Bank of Marin Bancorp to Webcast Q3 Earnings on Monday, October 22 at 8.30 a.m. PT

NOVATO, CA - (October 12, 2012) - Bank of Marin Bancorp (NASDAQ: BMRC) will webcast its third quarter earnings call on Monday, October 22, 2012 at 8:30 a.m. PDT/ 11:30 a.m. EDT.
All interested parties are invited to listen to Bank of Marin's President and Chief Executive Officer, Russell A. Colombo, and Chief Financial Officer, Christina J. Cook, who will discuss the highlights of its fiscal third quarter ended September 30, 2012.
Investors will have the opportunity to listen to the conference call over the Internet through Bank of Marin's web site at http://www.bankofmarin.com under “Latest Press and News.” To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.
About Bank of Marin Bancorp
Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp (NASDAQ: BMRC) , is the premier community and business bank in Marin County with 17 offices in Marin, San Francisco, Napa and Sonoma counties. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting local businesses in the community. Incorporated in 1989, Bank of Marin has received the highest five star rating from Bauer Financial for more than twelve years (www.bauerfinancial.com) and has been recognized for several years as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times. With assets exceeding $1.4 billion, Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and has been recognized as a Top 200 Community Bank for the past five years by US Banker Magazine. For more information, visit www.bankofmarin.com.

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